Exhibit 99.1

Press Release

Entrepreneur Universe Bright Group Reports Q3 2024 Financial Results

Xi’an, China, Nov. 14, 2024 -- Entrepreneur Universe Bright Group (“EUBG” or the “Company”) has announced its unaudited financial results for the third quarter ended September 30, 2024. The company reported total revenue of $1,670,203, a decrease of approximately 2.6% from $1,714,786 in the same period last year. Despite challenges from the macroeconomic environment, the Company maintained relatively stable business performance through its diversified consultancy services.

During this quarter, on or about September 12, 2024, the Company paid a special one-time cash dividend totaling $2,211,536, demonstrating its commitment to creating maximum value for its shareholders and showcasing financial stability.

Financial Highlights:

•       Total Revenue: $1,670,203, representing an approximately 2.6% decline from $1,714,786 in Q3 2023.

•       Gross Profit: $1,490,851, a decrease of approximately 4.1% year-over-year, primarily due to increased costs from the introduction of a new service provider and the salary adjustments for certain employees.

•       Net Income: $703,615, a decrease of approximately 5.1% compared to $741,170 in Q3 2023.

•       Cash and Cash Equivalents: Following the special dividend payment, the company held $8,275,329 in cash and cash equivalents at the end of the quarter, indicating a solid financial position.

Business and Market Update:

Amid global and mainland China economic uncertainties, the Company sustained its operations by optimizing costs and providing diversified services, including consultancy support for the live-streaming sector.

The company management stated:

“In a challenging market, we continue to deliver high-quality consultancy services and adapt our strategies to meet the dynamic needs of the industry.”

Outlook:

EUBG will remain focused on enhancing operational efficiency and expanding its client base to strengthen its market adaptability and achieve sustainable operational performance in the future.

About ENTREPRENEUR UNIVERSE BRIGHT GROUP

ENTREPRENEUR UNIVERSE BRIGHT GROUP is a Nevada holding company and conducts all of its operations through its wholly-owned subsidiaries in Hong Kong and in the People’s Republic of China. The China subsidiary mainly engages in consulting, sourcing and marketing services in China with support from its Hong Kong subsidiary. The Company is dedicated to providing business consulting services covering multiple markets across China. For more information about the Company, please visit: http://www.eubggroup.com/.

Safe Harbor Statement

This press release contains projections and “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 related to the Company’s business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following:  the Company’s goals and strategies; the Company’s future business development; financial condition and results of operations; product and service demand and acceptance; reputation and brand; the impact of competition and pricing; changes in technology; government regulations; fluctuations in general economic and business conditions in China and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC.  For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

The Company:

Jianyong Li

Email: lijianyong@eubggroup.com

Phone: +86-(029) 86100263